Exhibit 99.1
Contact:
Steven Pollema
eLoyalty Corporation
(847) 582-7100
ir@eloyalty.com
eLoyalty Announces Price and Record Date for Rights Offering
Lake Forest, IL, November 20, 2006 — eLoyalty Corporation, a leading enterprise Customer Relationship Management services and solutions company (Nasdaq: ELOY), today announced that its Board of Directors set the price and record date for its previously announced Rights Offering for common stock.
Under terms of the Rights Offering described in the prospectus contained in the Registration Statement, eLoyalty intends to distribute non-transferable subscription rights to purchase up to an aggregate of 1,001,342 shares of its common stock to persons who own shares of eLoyalty’s common stock or Series B Preferred Stock as of the close of business on Monday, November 20, 2006, the record date for the Rights Offering.
Each holder of record as of the close of business on the record date would receive 0.0910 of a subscription right for each share of eLoyalty common stock and each share of its Series B Preferred Stock owned at the close of business on the record date. eLoyalty will not distribute any fractional rights. Instead, fractional subscription rights will be rounded down to the next whole number.
Each whole subscription right would entitle the holder to purchase one share of common stock at a purchase price of $17.97 per share, which is the basic subscription privilege. Stockholders who exercise their basic subscription privilege in full would also be entitled to purchase additional shares at $17.97 per share pursuant to an over-subscription privilege to the extent there are shares that have not been subscribed for by other holders pursuant to their basic subscription privileges. The purchase price is the average closing price of eLoyalty’s common stock over the five trading day period ended November 17, 2006.
A Registration Statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. eLoyalty expects the Registration Statement to become effective on or about November 20, 2006. As soon as practicable following effectiveness, eLoyalty expects to mail a prospectus and other items necessary for exercising the rights to holders of its common stock and Series B Preferred Stock as of the close of business on the record date. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. The Rights Offering will only be made by means of a prospectus. This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
ThinkEquity Partners LLC acted as eLoyalty’s financial advisor in connection with the Rights Offering.
Safe Harbor Statement under the Private Securities Act of 1995
Statements in this news release that are forward-looking statements are subject to various risks and uncertainties concerning specific factors described in the registration statement for the Rights Offering and eLoyalty’s Form 10-K and other filings with the Securities and Exchange Commission. eLoyalty does not intend to update this information and disclaims any legal obligation to the contrary. Historical information is not necessarily indicative of future performance.
About eLoyalty
eLoyalty is a leading management consulting, systems integration, and managed services company focused on optimizing customer interactions. With professionals throughout North America and an additional presence in Europe, eLoyalty offers a broad range of enterprise CRM services and solutions that include creating customer strategies; defining technical architectures; improving sales, service and marketing processes; and selecting, implementing, integrating, supporting and hosting best-of-breed CRM and analytics software applications. eLoyalty is focused on growing and developing its business through two primary Service Lines: Behavioral AnalyticsTM and Converged Internet Protocol Contact Center Solutions. For more information about eLoyalty, visit http://www.eloyalty.com or call 877-2ELOYAL.
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